EXHIBIT 10.4

LOCK-UP AGREEMENT

This Lock-Up Agreement ("Agreement") is made as of the date set forth below by the undersigned ("Holder") in connection with such Holder’s ownership of shares of Common Stock, $0.005 par value (“Common Stock”), of CDEX Inc., a Nevada corporation (the "Company").

Whereas, Holder is the actual and/or beneficial owner of shares of Common Stock of the Company;

Whereas, Holder acknowledges and understands that the Company has entered into or will enter into a Securities Purchase Agreement dated on or about the date hereof (“Purchase Agreement”) with certain purchaser(s) (the “Purchasers”), pursuant to which such Purchasers will purchase convertible notes of the Company (“Transactions”); capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement; and

Whereas, Holder acknowledges and understands that, as a condition to proceeding with the Transactions, the Purchasers have required that, and the Company has agreed to obtain an agreement from Holder that, Holder shall limit its selling of Common Stock during the six-month period immediately following the Closing Date of the Transactions (“Restricted Period”) on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, Holder agrees as follows:

1.             Share Restriction.

(a)           Holder hereby agrees that during the Restricted Period, so long as Holder is subject to the reporting requirement of Section 16 of the Securities Act, Holder will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply in connection with an offer made to all shareholders of the Company in connection with any merger, consolidation or similar transaction involving the Company.  In addition, Holder agrees that during the Restricted Period the Holder will not make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

(b)           In furtherance of the foregoing, Holder further agrees that (i) the Company is authorized to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement, and (ii) the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

(c)           Any subsequent issuance and/or acquisition of shares or the right to acquire shares by or to Holder will be subject to the provisions of this Agreement.

(d)           Notwithstanding the foregoing restrictions on transfer, Holder may, at any time and from time to time during the Restricted Period, transfer the Common Stock or other applicable securities (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of Holder or the immediate family of Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership of which the Holder is a general partner, provided that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to Holder.  For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.   If the Closing of the Transactions under the Purchase Agreement is not consummated, the Holder shall be released from all obligations under this Agreement.  In addition, during the Restricted Period, Holder may in the aggregate sell long up to 10% of the number of shares of Common Stock beneficially owned (as determined in accordance with Regulation 13D-G under the Exchange Act) by Holder as of the Closing Date.

2.             Miscellaneous.

(a)           At any time and from time to time after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Purchasers to carry out the intent and purposes of this Agreement.

(b)           This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.  Any proceeding brought to enforce this Agreement may be brought in courts sitting in New York County, New York.

(c)           This Agreement contains the entire agreement of Holder with respect to the subject matter hereof.  Holder hereby represents and warrants that Holder has full power and authority to enter into this Agreement. This Agreement shall be binding upon Holder, its legal representatives, heirs, successors and assigns.  This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

(d)           The Holder understands that the execution of this Agreement by Holder is a condition to the Purchasers’ obligation to consummate the Transactions contemplated by the Purchase Agreement.

(e)           The Purchasers are third party beneficiaries of this Agreement, with right of enforcement.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the date set forth below.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

(Date)

COMPANY:

CDEX INC.

By:
Name:
Title: